Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 1 31 July 2023 ASX RELEASE Company Announcements Platform June Business Update Gaining momentum with over 187,0001 subscribers across Premium and Anywhere Sezzle Inc. (ASX:SZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, is pleased to provide the market with an update on key financial metrics for the month ended 30 June 2023.2 "I am thrilled to see the continued success of our initiatives and the promise that our new product launches are showing,” stated Charlie Youakim, Sezzle Chairman and CEO. “The June launch of Sezzle Anywhere has been particularly exciting, driving our total subscriber base (Premium and Anywhere) to over 187,000. Sezzle Anywhere is making an immediate impact on our business, as we are experiencing a pickup in consumer activity, and we are seeing that flow through preliminary July to-date results." Financial Highlights • Total Income grew to US$11.8 million (A$17.6 million3) in June 2023, representing a 20.7% YoY increase. Total Income as a percentage of Underlying Merchant Sales (UMS) increased 153 bps YoY to 9.1%. • In June, Sezzle recorded GAAP Net Income of US$1.2 million, resulting in GAAP Net Income of US$1.1 million for the quarter and representing the fourth straight quarter of GAAP Net Income for the Company. 1 Premium and Anywhere subscribers as of 30 July 2023. 2 Results are unaudited preliminary financial results. 3 A$ to US$ exchange rate of $0.6721 as of 30 June 2023.

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 2 • The Company posted Adjusted EBTDA and Adjusted EBITDA (non-GAAP measures) of US$1.2 million and US$2.5 million, respectively, for the month of June. For the quarter ended 30 June 2023, Adjusted EBTDA and Adjusted EBITDA were US$2.5 million and US$6.4 million, respectively. • As of 30 June 2023, Sezzle retained abundant capital and liquidity with US$63.4 million of cash on hand (US$1.3 million restricted) and US$58.3 million drawn on its US$100 million credit facility. • As of 30 June 2023, notes receivable (net) and merchant accounts payable amounted to US$83.8 million and US$67.4 million, respectively. The merchant interest program represented US$52.4 million of the merchant accounts payable balance. Other Notable Items • Sezzle Canada recently surpassed the milestone of 500,000 users, reaching the mark in just four years. Consumer loyalty in Canada is strong with the top 10% of Sezzle’s Canadian shoppers making an average of 23 purchases per year. In addition, the Sezzle app consistently has the highest rating amongst Buy Now, Pay Later apps on the Canadian App Store. These achievements are a testament to Sezzle's commitment to superior execution and a great product offering. The Company remains dedicated to continued investment in the region. • Nasdaq Listing. Sezzle is waiting for final approval of the Registration Statement after filing Amendment No. 2 to Form S-1 with the SEC on 28 July 2023. Pending any additional final deliveries with the SEC and the Nasdaq, the Company is on track to go live on the Nasdaq Capital Market shortly thereafter. • Second Quarter Earnings Call. The Company will host its second quarter earnings conference call on the morning of 9 August at 10.30 am (Sydney time). To register for the call, please navigate to: https://s1.c-conf.com/diamondpass/10032520-pugdsx.html. Upon registration, participants will receive the dial in number.

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 3

sezzle
The Responsible Way to Pay™

Appendix - Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income (Loss) to Adjusted EBTDA and Adjusted EBITDA

	For the three months ended				
(in $US thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Net income (loss)	$ 1,140	$ 1,725	$ 634	$ 4,344	$ (15,084)
Depreciation and amortization	206	201	198	207	219
Income tax expense	21	12	21	11	17
Equity and incentive-based compensation	2,437	2,645	2,103	2,619	1,863
Other income and expense, net	(1,079)	(113)	200	(48)	(155)
Merger-related costs	-	-	-	101	2,059
Reimbursement of merger-related costs	-	-	-	(11,000)	-
Write-off of unamortized debt issuance costs	-	-	-	316	-
Loss on extinguishment of line of credit	-	-	814	-	-
Fair value adjustment on warrants	(252)	420	(50)	-	-
Adjusted EBTDA	$ 2,473	$ 4,889	$ 3,919	$ (3,450)	$ (11,082)
Net interest expense	3,932	3,377	3,124	2,192	1,670
Adjusted EBITDA	$ 6,405	$ 8,265	$ 7,043	$ (1,258)	$ (9,412)

Reconciliation of Operating Expense to Adjusted Operating Expense

	For the three months ended				
(in $US thousands)	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Operating expenses	$ 31,176	$ 29,254	$ 33,534	$ 23,909	$ 42,805
Depreciation and amortization	(206)	(201)	(198)	(207)	(219)
Equity and incentive-based compensation	(2,437)	(2,645)	(2,103)	(2,619)	(1,863)
Merger-related expenses	-	-	-	(101)	(2,059)
Reimbursement of merger-related costs	-	-	-	11,000	-
Write-off of unamortized debt issuance costs	-	-	-	(316)	-
Adjusted operating expenses	$ 28,533	$ 26,408	$ 31,233	$ 31,666	$ 38,664

Investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when we establish reserves for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.

This June business update has been approved by the Company's Executive Chairman and CEO, Charlie Youakim, on behalf of the Sezzle Inc. Board.

Contact Information

Lee Brading, CFA
Investor Relations
+1 651 240 6001
InvestorRelations@sezzle.com

Justin Clyne
Company Secretary
+61 407 123 143
jclyne@clynecorporate.com.au

Erin Foran
Media Enquiries
+1 651 403 2184
erin.foran@sezzle.com

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401

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Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 5 About Sezzle Inc. Sezzle is a fintech company on a mission to financially empower the next generation. Sezzle’s payment platform increases the purchasing power for millions of consumers by offering interest-free installment plans at online stores and select in-store locations. Sezzle’s transparent, inclusive, and seamless payment option allows consumers to take control over their spending, be more responsible, and gain access to financial freedom. For more information visit sezzle.com. Forward Looking Statements This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward- looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations, whether stated or implied, regarding our financing plans and other future events. Forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: impact of the “buy-now, pay-later” (“BNPL”) industry becoming subject to increased regulatory scrutiny; impact of operating in a highly competitive industry; a change in our intention to become listed on the Nasdaq Global Market; impact of a reverse stock split on the value of our common stock; impact of macro-economic conditions on consumer spending; our ability to increase our merchant network, our base of consumers and underlying merchant sales (UMS); our ability to effectively manage growth, sustain our growth rate and maintain our market share; our ability to meet additional capital requirements; impact of exposure to consumer bad debts and insolvency of merchants; impact of the integration, support and prominent presentation of our platform by our merchants; impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions; impact of key vendors or merchants failing to comply with legal or regulatory requirements or to provide various services that are important to our operations; impact of the loss of key partners and merchant relationships; impact of exchange rate fluctuations in the international markets in which we operate; our ability to protect our intellectual property rights; our ability to retain employees and recruit additional employees; impact of the costs of complying with various laws and regulations applicable to the BNPL industry in the United States and Canada; and our ability to achieve our

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 6 public benefit purpose and maintain our B Corporation certification. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company's filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company's business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties. Non-GAAP Financial Measures To supplement our operating results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures: Adjusted earnings before taxes, depreciation, and amortization (“Adjusted EBTDA”); and adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”). Definitions of these non-GAAP financial measures and summaries of the reasons why management believes that the presentation of these non-GAAP financial measures provide useful information to the company and investors are as follows: • Adjusted EBTDA is defined as GAAP net income (loss), adjusted for certain non-cash and non- recurring charges including depreciation, amortization, equity and incentive–based compensation, and merger-related costs as detailed in the reconciliation table of adjusted EBTDA to GAAP net income (loss) below. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain non-cash and non-recurring charges that may not directly correlate to the underlying performance of our business. • Adjusted EBITDA is defined as GAAP net income (loss), adjusted for certain non-cash and non- recurring charges including depreciation, amortization, equity and incentive–based compensation, and merger-related costs, as well as net interest expense as detailed in the reconciliation table of GAAP net income (loss) to adjusted EBITDA. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain non- cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business. • Adjusted operating expense is defined as GAAP operating expenses plus net interest expense; and less depreciation and amortization, equity and incentive-based compensation, and other non- recurring or non-cash charges as detailed in the reconciliation table of adjusted operating expense to GAAP operating expense above. We believe that adjusted operating expense is a useful financial measure to both management and investors for evaluating our operating performance without the impact of certain non-cash and non-recurring charges that do not necessarily correlate to the underlying performance of our business.

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 7 Additionally, we have included these non-GAAP measures because they are key measures used by our management to evaluate our operating performance, guide future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of resources. Therefore, we believe these measures provide useful information to investors and other users of this press release to understand and evaluate our operating results in the same manner as our management and board of directors. However, non-GAAP financial measures have limitations, should be considered supplemental in nature, and are not meant as a substitute for the related financial information prepared in accordance with U.S. GAAP. These limitations include the following: • Adjusted EBTDA and adjusted EBITDA exclude certain recurring, non-cash charges such as depreciation, amortization, and equity and incentive–based compensation, which have been, and will continue to be for the foreseeable future, recurring GAAP expenses. Further, these non-GAAP financial measures exclude certain significant cash inflows and outflows, such as merger-related costs (which are comprised of legal fees in connection with our terminated proposed merger with Zip Co Limited) and reimbursements for such merger-related costs, which have a significant impact on our working capital and cash. • Adjusted EBITDA excludes net interest expense, which has a significant impact on our GAAP net income, working capital, and cash. • Long-lived assets being depreciated or amortized may need to be replaced in the future, and these non-GAAP financial measures do not reflect the capital expenditures needed for such replacements, or for any new capital expenditures or commitments. • These non-GAAP financial measures do not reflect income taxes that may represent a reduction in cash available to us. • Non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs. -------------------------------------------------------------------------------- • Other companies, including companies in our industry, may calculate the non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures. Because of these limitations, you should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of our financial results as reported under GAAP, and these non-GAAP financial measures should be considered alongside other financial performance measures, including net income (loss) and other financial results presented in accordance with GAAP. We encourage you to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.